CEDAR PARK APARTMENTS

AMENDMENT TO CONTRACT OF SALE

THIS AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is entered into effective as of February 26, 2008 (the “Effective Date”), by and between CEDAR PARK MULTIFAMILY, LTD., a Texas limited partnership (“Seller”), and GRUBB & ELLIS REALTY INVESTORS, LLC (formerly known as TRIPLE NET PROPERTIES, LLC), a Virginia limited liability company (together with its successors and assigns, “Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Contract of Sale dated effective as of January 8, 2008 (the “Agreement”), with respect to that certain real and personal property located in Williamson County, Texas and more particularly described in the Agreement (the “Property”).

B. Buyer, by notice to Seller, terminated the Agreement on February 7, 2008.

C. Seller and Buyer desire to reinstate the Agreement and amend the Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2. Reinstatement. The Agreement is hereby reinstated as of the date hereof subject to the terms, conditions and provisions set forth therein, as amended by this Amendment.

3. Eagle Brothers Mechanics’ Lien. Seller acknowledges that the Property is subject to that certain Mechanic’s Lien by Affidavit (the “Lien”) executed by Eagle’s Brother Construction (“Eagle Brothers”), in the amount of One-Hundred Thirty-Four Thousand Eight-Hundred Eighteen and 58/100 Dollars ($134,818.58), filed December 22, 2006, and recorded under Document No. 2006112288 of the real property records of Williamson County, Texas (the “Public Records”). Buyer agrees to reinstate the Agreement, and Buyer’s obligations under the Agreement shall be conditioned, upon the following terms and conditions:

(i) As a condition to Buyer’s obligation to close, Seller covenants and agrees to perform either of the following as of Closing, the election to be made by Seller at Seller’s discretion:

(a) On or before the Closing Date, Seller shall cause a release of the Lien to be recorded in the Public Records, and Seller shall provide to Buyer and to the Title Company evidence of such release, which evidence shall be satisfactory in form and substance to the Title Company to remove the Lien from any policy of title insurance to be issued by the Title Company, or

(b) At Closing, a creditworthy principal of Seller (such creditworthiness to be determined at Buyer’s reasonable discretion) (the “Indemnitor”) shall enter into a supplemental Indemnity Agreement (the “Indemnity”) with Buyer, and such Indemnity shall provide that Indemnitor shall indemnify, hold harmless and defend Buyer with counsel selected by or acceptable to Buyer against any and all losses, costs, expenses, damages, suits, claims or actions in any way relating to or arising from the Lien and/or claims of Eagle Brothers for amounts owed for work, services or materials supplied to or for the Property and shall be on such other terms and conditions as are satisfactory to Buyer in Buyer’s reasonable discretion.

(ii) Seller acknowledges that Buyer intends to obtain financing on the Property from one or more lenders (collectively, the “Lender”). Seller covenants and agrees if required by Lender to (a) name Lender (together with its successors and assigns) as a beneficiary of the Indemnity; and/or (b) provide additional security for the Indemnity; or (c) cause the Lien to be released of record as provided in Section 3(i)(a) of this Amendment; provided, it is expressly understood and agreed that in no event shall Seller be required to undertake items (a) or (b) above if Seller elects, or is required by Lender, to cause the Lien to be released of record as provided in Section 3(i)(a).

(iii) Seller acknowledges and agrees that in the event Seller fails and refuses to perform as required in subsections (i) and (ii) above, such failure and refusal shall constitute a default by Seller under the Agreement, and Buyer shall be entitled to all of Buyer’s rights and remedies thereunder.

(iv) Buyer, for itself and its wholly-owned affiliates only, and not on behalf of any successors or assigns or any lender or other third party, from the date hereof until the Closing Date, agrees that it will not willfully and intentionally take affirmative action to directly notify Eagle Brothers of Buyer’s acquisition of the Property as contemplated by the Agreement, or the existence of the Indemnity.

4. Additional Deposit. Within two (2) Business Days after the Effective Date, Buyer shall deliver to the Title Company the Additional Deposit, which Additional Deposit shall be held by the Title Company as escrow agent and distributed (or refunded to Buyer, as applicable) according to the terms of the Agreement.

5. Ratification. Seller and Buyer acknowledge and agree that, except as amended herein, the Agreement is in full force and effect and is hereby ratified and confirmed.

6. Miscellaneous. This Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Amendment, and all such separate counterparts shall constitute but one and the same Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements, consents and understandings related to such subject matter.

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EXECUTED to be effective as of the date first above written.

SELLER:

CEDAR PARK MULTIFAMILY, LTD.

By:	1341-Discover Multifamily, Ltd., a Texas limited partnership, its general partner
By:	ROLED Cedar Park, LLC, a Texas

limited liability company, its general

partner

By: /s/ Edmund H. Garahan

Name: Edmund Garahan, Manager

BUYER:

GRUBB & ELLIS REALTY INVESTORS, LLC

(formerly known as Triple Net Properties, LLC)

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President